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                                                                   EXHIBIT 10(a)

[KMART LOGO]
                             1973 STOCK OPTION PLAN


1. PURPOSE. The Kmart Corporation 1973 Stock Option Plan (the "Plan") is intended as an incentive and to encourage ownership of the Company's Common Stock (the "Stock") by certain key employees of Kmart Corporation (the "Company") and its Subsidiaries (corporations and other business entities in which the Company directly or indirectly has a majority interest and/or which the Company consolidates in its financial statements) in order to increase their proprietary interest in the Company's success and to insure their continuation as employees.

2. ADMINISTRATION. The plan shall be administered by the Compensation and Incentives Committee (the "Committee") consisting of not less than two directors of the Company appointed by its Board of Directors. Members of the Committee shall serve at the pleasure of, and vacancies occurring in the membership of the Committee shall be filled through appointment by, the Board of Directors. No person may be a member of the Committee if he has been, within one year prior to his appointment to the Committee or at any time during his service on the Committee, allocated Stock or granted Stock options or Stock appreciation rights pursuant to the Plan or any other plan of the Company or any of its Subsidiaries to the extent such allocation or grant would cause such person to fail to be a "disinterested person" under subsection (c)(2) of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, as such Rule may be amended from time to time ("Rule 16b-3); provided, however, that membership on the Committee shall not affect or impair any rights of a member with respect to any Stock allocated or Stock options or Stock appreciation rights granted to him when he was not a member of the Committee.

The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum thereof and the acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by the entire Committee, shall be the acts of the Committee.

The Committee may make such rules and regulations and establish such procedure for the administration of the Plan as it deems appropriate. The interpretation and application of the Plan or of any term or condition of an option granted under the Plan or of any rule, regulation or procedure, and any other matter relating to or necessary to the administration of the Plan, shall be determined by the Committee, and any such determinations shall be final and binding upon all persons.

3. STOCK. Shares of Stock to be optioned or issued under the Plan may be either authorized and unissued shares or issued shares which shall have been reacquired by the Company, provided that the total amount of Stock on which options may be granted or which may be issued under the Plan shall not exceed 10,500,000 shares. Such number of shares is subjected to adjustment in accordance with the provisions of Section 7 hereof. No option may be granted under the Plan to an employee who owns more than five percent (5%) of the Company's outstanding Stock. In the event that any outstanding option or portion thereof expires or is terminated for any reason, the shares of Stock allocable to the unexercised portion of such option may, except to the extent of the number of shares of Stock under such option which may have been issued in settlement of a Stock appreciation right pursuant to Section 6 hereof, again be subjected to an option or be issued under the Plan.

4. AWARD OF OPTIONS. The Committee may grant options to purchase Stock to officers and other key employees of the Company or its Subsidiaries, including directors who are full time employees. The Committee shall have the discretion, in accordance with the provisions of the Plan, to determine to whom an option is granted, the number of shares of Stock optioned and the terms and conditions of the option. In making such determinations, the Committee shall consider the position and responsibilities of the employee, the nature and value to the Company of his services and accomplishments, his present and potential contribution to the success of the Company, and such other factors as the Committee may deem relevant.





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Options granted under the Plan shall be subject to and governed by the provisions of the Plan and by the terms and conditions set forth in Section 5 hereof and by such terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee.

The date on which an option shall be granted shall be the date that the optionee, the number of shares of Stock optioned and the terms and conditions of the option are determined by the Committee, provided, however, that if an option or any terms or condition of an option is rejected or not accepted by an optionee or if an option is not granted in accordance with provisions of the Plan, such options shall be deemed to have not been granted and shall be of no effect. Each option shall be evidenced by a Stock Option Agreement in such form as the Committee may from time to time approve.

5. TERMS AND CONDITIONS OF OPTION.
   A. OPTION PRICE. In the case of each option granted under the Plan, the option price shall not be less than the Fair Market Value of the Stock on the date of grant of such option. (Fair Market Value for purposes of the Plan shall be deemed to be the mean of the highest price and lowest price at which the Stock shall have been sold, regular way, on the date in question or on the next preceding day on which there were such sales of Stock if no such sales shall have been made on the date in question, as reported on the Composite Transactions reporting system.)

   B.   PERIOD OF OPTION AND WHEN EXERCISABLE.
        (i) An option granted under the Plan may not be exercised after the earlier of (a) the date specified by the Committee, which shall be a maximum of ten years and two days from date of grant, or (b) the applicable time limit specified in paragraph (iii) of this section 5B. Any option not exercised within the aforementioned time periods shall automatically terminate at the expiration of such period.

        (ii) An option granted with a maximum exercise period of more than two years to an optinee who is less than 63 years of age, may not be exercised prior to two years from date of grant, except that this limitation shall be removed if termination of employment of the optionee results from death or total and permanent disability as defined in the Company's Retirement Pension Plan, or in the event of a Change of Control of the Company, or if and to the extent the Committee may so determine in its discretion. An option granted to an optionee who is 63 years of age or older, or the maximum exercise period of which is two years or less, is not subject to the limitation contained in this paragraph (ii). Change of Control shall be deemed to have occurred if:
        (a) any party or group acquires (or obtains the right to acquire) beneficial ownership of 33% or more of the Company's outstanding Stock,
        (b) there shall occur a change in the composition of a majority of the Company's Board of Directors within any period of three consecutive years which change was not approved by a majority of the Board of Directors as constituted immediately prior to the commencement of such three-year period, or (c) the stockholders of the Company approve an agreement or plan of consolidation or merger under which the Company would not be the surviving corporation, or approve a transfer or disposition of all or substantially all of the Company's assets or a plan of complete liquidation or dissolution of the Company.

        (iii) An option may be exercised, prior to its expiration, by an optionee only while such optionee is in the employ of the Company or a Subsidiary or within three months thereafter, and only if any limitation upon the right to exercise such option under paragraph (ii) of this
        Section 5B has been removed or has expired prior to termination of employment and exercise is not otherwise precluded hereunder: provided, however, if at the date of termination of employment the optionee has five or more years of full-time service with the Company or a Subsidiary or if termination of employment results from death or total and permanent disability as defined in the Company's Employee Pension Plan, such three-month period shall be extended to five years or to the expiration of the option, whichever occurs first. Employment with a Subsidiary shall be deemed terminated on the date a former Subsidiary ceases to be a Subsidiary of the Company.


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        (iv) In the event of the disability of an optionee, an option which is otherwise exercisable may be exercised by the optionee's legal representative or guardian. In the event of the death of the optionee, either before or after termination of employment, an option which is otherwise exercisable may be exercised by the person or persons whom the optionee shall have designated in writing on forms prescribed by and filed with the Committee ("Beneficiaries"), or, if no such designation has been made, by the person or persons to whom the optionee's rights shall have passed by Will or the laws of descent and distribution ("Successors"). The Committee may require an indemnity and/or such evidence or other assurances as it may deem necessary in connection with an exercise by a legal representative, guardian, Beneficiary or Successor.

        (v) Notwithstanding anything contained herein to the contrary, all rights with respect to all options of an optionee are subject to the conditions that the optionee not engage or have (a) in fraud, dishonesty, conduct of violation of Company policy or similar acts at any time while in the employ of the Company or a Subsidiary, or (b) in activity directly or indirectly in competition with any business of the Company or a Subsidiary, or in other conduct inimical to the best interests of the Company or a Subsidiary, following the optionee's termination of employment. If it is determined by the Committee or the Committee's designee (which determination of such designee shall be subject to ratification by the Committee), either before or after termination of employment of an optionee, that there has been a failure of any such condition, all options and all rights with respect to all options granted to such optionee shall immediately terminate and be null and void.

   C.   EXERCISE AND PAYMENT.
        (i) Subject to the provisions of Section 5B, an option may be exercised by notice (in the form prescribed by the Committee) to the Company specifying the number of shares to be purchased. Payment for the number of shares of Stock purchased upon the exercise of an option shall be made in full at the price provided for in the applicable Stock Option Agreement. Such purchase price shall be paid by the delivery to the Company of cash (including check or similar draft) in United States dollars or whole shares of Stock that have been held by the optionee for at least six months prior to the date the option is exercised, or a combination thereof. Shares of Stock used in payment of the purchase price shall be valued at their Fair Market Value as the date notice of exercise is received by the Company. Any shares of Stock delivered to the Company shall be in form as is acceptable to the Company.

        (ii) The Company may defer making payment or delivery of Stock under the Plan until satisfactory arrangements have been made for the payment of any tax attributable to exercise of the option. The Committee may, in its sole discretion, permit an optionee to elect, in such form and at such time as the Committee may prescribe, to pay all or a portion of all taxes arising in connection with the exercise of an option by electing to (a) have the Company withhold whole shares of Stock, or (b) deliver other whole shares of Stock previously owned by the optionee having a Fair Market Value not greater that the amount to be withheld: provided, however, that the amount to be withheld shall not exceed the minimum Federal, State and local tax rates associated with the transaction.

   D. TRANSFERABILITY. Except as otherwise determined by the Committee or its delegate in its discretion, no option or any rights with respect thereto shall be subject to any debts or liabilities of an optionee. Options may, however, be transferred or assigned to charitable trusts, family members or family trusts by the optionee's execution of such form and at such time as prescribed by the Committee or its delegate. Additionally, any shares issued to an optionee may at the request of the optionee be issued in the name of the optionee and one other person, as joint tenants with rights of survivorship and not as tenants in common, or in the name of a trust for the benefit of the optionee or for the benefit of the optionee and others. An option may, after the death or total and permanent disability of an optionee, as defined in the Company's Long Term Disability Plan, be exercised pursuant to paragraph (iv) of Section 5B. In order to continue to meet the requirements of Internal Revenue Code Section 422, however, incentive options may not be assignable or transferable except by will or the laws of descent and distribution, nor be exercisable during the optionee's lifetime other than by him or her, nor shall shares be issued or in the name of one other than the optionee.


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   E.   EMPLOYMENT. No provision of the Plan, nor any term or condition of any option, nor any action taken by the Committee, the Company or a Subsidiary pursuant to the Plan, shall give or be construed as giving an optionee any right to be retained in the employ of the Company or of any Subsidiary, or affect or limit in any way the right of the Company or any Subsidiary to terminate the employment of any optionee.

   F. TERMINATION OF OPTION BY OPTIONEE. An optionee may at any time elect, in a written notice filed with the Committee, to terminate an option with respect to any number of shares as to which such option shall not have been exercised.

6. STOCK APPRECIATION RIGHTS. An optionee, if and while he is a person subject to Section 16(b) of the Securities Exchange Act of 1934, may request, in a written notice delivered to the Secretary of the Company, that the Committee permit him to surrender all or part of that portion of any outstanding option granted to him under the Plan which is exercisable at the time of the request in return for Stock or cash (or a combination thereof) for each share of the surrendered portion of the option equal to the excess of the Fair Market Value of the Stock on the date such request is received by the Company over the option price of the surrendered option (hereinafter referred to as an "SAR request").

The right to make an SAR request shall be subject to and governed by the provisions of the Plan and the terms and conditions which are applicable to the option to which the SAR request relates, except that the right to make an SAR request shall not pass to Beneficiaries or Successors. In addition, an SAR request is subject to and governed by the following conditions, limitations and requirements.

   A. Neither an SAR request nor the related option, except in the case of disability of the optionee, shall have been exercised during the first months of their respective terms.

   B. The Committee shall have the sole discretion to approve or disapprove, in whole or in part, an SAR request, and to the extent approved to determine whether Stock and/or cash will be issued in settlement thereof: provided, however, that cash may be issued in settlement of an SAR request only if the request is made during a period beginning on the third business day following the date of the release by the Company of its quarterly or annual statements of sales and earnings and ending on the twelfth business day following such date, unless a different period is specified in Rule 16b-3 under the Securities Exchange Act of 1934 (or any other applicable or successor rule) in which event such different period shall instead be applicable.

   C. The Company may withhold from any settlement of any approved SAR request the amount of any taxes required to be withheld by federal, state or local laws.

   To the extent that Stock is issued in full or partial settlements of an approved SAR request, the number of shares which will be issued shall be equal to the amount of such full or partial settlement divided by the Fair Market Value of the Stock on the date the SAR request is received by the Company. In no event will fractional shares of Stock be issued.

   That portion of any option with respect to which an SAR request is approved shall terminate upon such approval, and there shall be no further right to purchase Stock under the terminated portion of the option.

7. RECAPITALIZATION. The aggregate number of shares of Stock on which options may be granted or which may be issued under the Plan, the number of shares covered by each outstanding option, and the price per share in each option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Company resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt of consideration by the Company. Subject to any required action by stockholders, if a new option is substituted for the option granted hereunder, or an assumption of the option granted hereunder is made, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the option would been entitled.


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8.   TERM OF PLAN. No Stock options shall be granted under the Plan after August
     17, 1991. Options granted prior thereto, however, may extend beyond such date and the provisions if the Plan shall continue to apply thereto.

9. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Stock pursuant to options granted under the Plan will be used for general corporate purposes.

10. NO OBLIGATION TO EXERCISE OPTION. The granting or acceptance of an option shall impose no obligation upon the optionee to exercise such an option.

11. RIGHTS AS A STOCKHOLDER. An optionee shall have no rights as a stockholder with respect to shares of Stock covered by his option until the date issuance to him of a certificate evidencing such shares of Stock after the exercise of such option and payment in full of the purchase price: nor shall an optionee have any rights as a stockholder with respect to shares of Stock issued or to be issued upon the approval of an SAR request until the date of issuance to him of a certificate evidencing such shares of Stock. No adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

12. AMENDMENTS. The Board of Directors of the Company may from time to time alter, amend, suspend or discontinue the Plan; provide, however, that no amendment which requires stockholders approval in order for the exemptions available under Rule 16b-3 to be applicable to the Plan shall be effective unless the same shall be approved by the stockholders of the Company entitled to vote thereon. Any such amendment may be effective in respect of all past and future options granted hereunder in the sole discretion of the Board of Directors of the Company.

13. EFFECTIVENESS OF PLAN. The Plan was adopted by the Board of Directors on April 17, 1973 and became effective on June 22, 1973 upon approval by stockholders. The Plan was amended by action of the Board of Directors on March 21, 1978, which action was approved by stockholders on May 23, 1978. The Plan was further amended by action of the Board of Directors on December 16, 1980. The Plan was further amended by action of the Board of Directors on August 18, 1981, which action was approved by stockholders on May 25, 1982. The Plan was further amended by action of the Board of Directors on March 25, 1986, which action was approved by stockholders on May 27, 1986. The Plan was further amended by action of the Board of Directors on July 21, 1987, July 18, 2000 and September 19, 2000.

14. SEVERABILITY. If any provision of the Plan, or any term or condition of any option granted or Stock Option Agreement or form executed or to executed thereunder, or any application thereof to any person or circumstances is invalid, such provision, term, condition or application shall to that extent be void (or, in the discretion of the Committee, such provision, term or condition may be amended so as to avoid such invalidity), and shall not affect other provisions, terms or conditions or application thereof, and to this extent such provisions, terms and conditions are severable.

15. INCENTIVE STOCK OPTIONS. An option granted under the Plan in 1978, 1979 or 1980 to an optionee employed by the Company or a U.S. Subsidiary and outstanding on August 18, 1981 shall, unless otherwise specified by the optionee in accordance with rules prescribed by the Committee, be an incentive stock option under Section 422A of the Internal Revenue Code ("ISO") except to the extent that the number of shares subject to such option or the aggregate number of shares subject to all such options exceeds 3,200 shares, and such ISO's shall be subject to this section 15. If the limitation of 3,200 shares is exceeded by the aggregation of the shares of two or more options, those shares under the later-granted option shall be included first in determining the 3,200 shares subject to an ISO.

The provisions of Sections 5F and 6 of the Plan, and the extension of the exercise period from three months to three years under paragraph (iii) of
Section 5B shall not be applicable to an ISO; provided, however, that the three-month period shall be extended to twelve months in the event termination of employment results from death or total and permanent disability.

All other provisions of the Plan not inconsistent with this Section 15 shall be applicable to an ISO.



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If any provision of the Plan or any term or condition of any ISO would result in an ISO failing to meet the requirements of Section 422A of the Internal Revenue Code, such provision, term or condition shall to that extent be void (or, in the discretion of the Committee, such provision, term or condition may be amended to avoid such failure).

The Kmart Corporation 1973 Stock Option Plan (the "Plan") is amended by actions of the Board of Directors of Kmart Corporation (the "Company") on January 21, 1992, July 16, 2000 and September, 2000.